UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 2, 2005
(Date of earliest event reported)
TEMPLE-INLAND INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
1300 MoPac Expressway South, Austin, Texas 78746
(Address of Principal Executive Offices, including Zip code)
(512) 434-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01. Regulation FD Disclosure
     The Company announced today in the press release furnished with this Form 8-K that it has priced its $250 million aggregate principal amount senior notes due 2016 (the “2016 notes”), and $250 million aggregate principal amount senior notes due 2018 (the “2018 notes”). The 2016 notes will bear an interest rate of 6.375% per annum, payable semi-annually on January 15 and July 15, commencing on July 15, 2006. The 2018 notes will bear an interest rate of 6.625% per annum, payable semi-annually on January 15 and July 15, commencing on July 15, 2006.
Item 8.01 Other Events
     In connection with the offering of the notes described under Item 7.01, the Company is filing certain exhibits as part of this Form 8-K that are to be incorporated by reference in their entirety into the Company’s Registrations Statement (File No. 333-130034).
Item 9.01. Financial Statements and Exhibits.
Exhibits.
5	Opinion of counsel regarding the legality of the Company’s 6.375% Senior Notes due 2016 and 6.625% Senior Notes due 2018. (Filed)

99	Text of the press release, dated December 2, 2005, issued by the Company. (Furnished)

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.

Date: December 2, 2005	By:	/s/ Grant F. Adamson

	Name:	Grant F. Adamson
	Title:	Vice President — Governance

EXHIBIT INDEX

Exhibit	Description
5	Opinion of counsel regarding the legality of the Company’s 6.375% Senior Notes due 2016 and 6.625% Senior Notes due 2018.(Filed)

99	Text of the press release, dated December 2, 2005, issued by the Company. (Furnished)

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